Dated as of July 31, 1996

                           (1) SERIF (EUROPE) LIMITED

                                     - and -

                      (2) BARRY CINNAMON and MARK LEININGER



                             TRUST DEED establishing

                          "The Serif (Europe) Employee
                             Share Ownership Trust"












                            Travers Smith Braithwaite
                                  10 Snow Hill
                                 London EC1A 2AL

                               Tel: 0171-248 9133

THIS DEED is made on                                   1996

BETWEEN:-

(1) SERIF (EUROPE) LIMITED ("Serif") whose registered office is at 1 Loughborough Road, West Bridgford, Nottingham NG2 7LJ

(2) MARK LEININGER of 27 Liberty Street, Ridgewood, New Jersey and BARRY CINNAMON of 25 Oldchester Road, Essex Falls, New Jersey (together "the Original Trustees")

WHEREAS:-

(A) Serif wishes to establish this Trust as an employees' share scheme within the meaning of section 743 of the Companies Act 1985 for encouraging the holding of shares in Serif by employees of Serif and its subsidiaries with a view to facilitating the recruitment retention and motivation of employees of Serif and its subsidiaries

(B) Serif has transferred the sum of $5.00 into the name of the Original Trustees for the like purposes and Serif and other persons may for the like purposes from time to time pay transfer or place further property into the name or under the control of the Trustees

(C)  It is contemplated that the Original Trustees will acquire shares in Serif

(D) It is contemplated that Serif will provide financial assistance to the Trustees for the purposes of the Trust as permitted by section 153(4) of the Companies Act 1985

NOW THIS DEED WITNESSES as follows:-

1.    Name of Trust

This Trust shall be known as "The Serif (Europe) Employee Share Ownership Trust" or by such other name as the Trustees shall from time to time consider to be appropriate

2.    Definitions and interpretation

In this Deed:-

(1) "the Beneficiaries" means the Employees and former Employees from time to time and the wives husbands widows widowers and children and step-children under the age of eighteen of such Employees or former Employees and for the purposes of establishing whether or not any individual is a Beneficiary the Trustee may rely on any information provided to them by the Company

(2) "the Committee" means the member or members for the time being of the committee (if any) constituted in accordance with clause 17

(3) "the Company" means Serif or any successor corporation of that company in circumstances in which substantially the whole of the undertaking assets and liabilities of Serif pass to the successor corporation and it is specified as such in a deed executed by Serif the Trustee and the successor corporation

(4)   "the Companies Act 1985" means the Companies Act 1985

(5)   "deed" means any instrument in writing

(6) "Employee" means a bona fide employee of any member of the Company and any Subsidiary or the holding company of the Company

(7) "Shares" means fully paid ordinary shares in the capital of the Company (or such other shares as may represent the same as a result of any reorganisation reconstruction or other variation of the Company) and shall be deemed to include any shares issued by way of capitalisation of reserves (including any share premium account and any capital redemption reserve fund) directly or indirectly in right of such Shares

(8) "Subsidiary" means a company which is both subject to the control of the Company within the meaning of section 840 of the Taxes Act and a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985.

(9)   "the Taxes Act" means the Income and Corporation Taxes Act 1988

(10) "trust" means any trust created by any settlement declaration of trust will or codicil or other instrument under the law in force in any part of the world

(11) "the Trustee" means the Original Trustees or the trustees or trustee duly appointed from time to time under this Deed

(12) "the Trust Fund" means the property specified in Schedule 1 all property at any time added to this Deed by way of further settlement accumulation of income capital accretion or by any other means and all property from time to time representing the same

(13)  "the Trust Period" means the period ending on the earlier of:-

      (a) the last day of the period of twenty years from the date of this Deed which period (and no other) shall be the perpetuity period applicable to this Deed

      (b) such date as the Trustee shall by deed specify (not being earlier than the date of such deed) and so that the Trustee may specify a date in respect of part only of the Trust Fund and may at any subsequent time or times specify another date or dates in respect of other parts or the whole of the residue of the Trust Fund

(14) "employees" "bona fide employees" "wives" "husbands" "widows" "widowers" "children" and "step-children" have the same meanings as those used in section 743 of the Companies Act 1985

(15) "associated company" means a company which is associated with the Company within the meaning of section 416(1) of the Taxes Act

(16)  "person" includes a corporation

(17)  "persons beneficially interested in this Deed" includes the Beneficiaries

(18) a person shall be deemed to be interested in a trust if any capital or income comprised in the trust is or may become liable to be paid transferred applied or appointed to him or for his benefit either pursuant to the terms of the trust or in consequence of an exercise of any power or discretion conferred thereby on any person

(19) words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa

(20) references to any statute or statutory instrument or to any part or parts thereof include any modification amendment or re-enactment thereof for the time being in force

(21) references to any deed agreement document or instrument (including this Deed) shall be construed as references to that deed agreement document or instrument as from time to time amended supplemented or varied

3.    Employees' share scheme

The Trust shall be an employees' share scheme of the Company within the meaning of section 743 of the Companies Act 1985

4.    Trust for sale

The Trustee shall hold the Trust Fund upon trust as to investments or property other than money to sell call in or convert into money all or any of such investments or property but with power to postpone such sale calling in or conversion and to permit the same to remain as invested and upon trust as to money at their discretion to invest the same in their names or under their control in any of the investments authorised by this Deed or by law with power at their discretion from time to time to vary or transpose any such investments for others so authorised

5.    Power of appointment

(1) The Trustee shall hold the Trust Fund and any income thereof upon such trusts and with and subject to such charges powers and provisions in favour or for the benefit of all or any one or more exclusively of the others or other of the Beneficiaries as the Trustee shall in its discretion at any time or times during the Trust Period by any deed or deeds revocable or irrevocable appoint (regard being had to the law relating to remoteness and perpetuities) and in any such deed or deeds the Trustee may:-

      (a) direct that the Trust Fund or any part or parts thereof shall be transferred to or paid to or held by any two or more persons in any part of the world as trustees thereof (whose receipt shall be a good discharge to any other trustee)

      (b) rovide for the appointment or remuneration of trustees on any terms and conditions

      (c) direct or authorise the investment in any manner of the Trust Fund or any part or parts thereof by or at the discretion of any person

      (d) create protective or discretionary trusts or powers operative or exercisable at the discretion of any person

      (e)  confer upon the Trustee  or any  other  person  or  persons  powers
           exercisable over  capital  or  income   (including   powers  of  an
           administrative  character  or   concerning   the   appointment   or
           remuneration of trustees and whether or not the Trustee on the same occasion appoints any new or varied beneficial trusts in relation to the Trust Fund or any part thereof)

      (f) direct or authorise accumulation of income during such period or periods as the law may allow

      (g) delegate in any manner and to any extent to any person the exercise at any time or times within the Trust Period of this power of appointment

      (h) generally make or confer in favour or for the benefit of all or any of the objects of this power of appointment all such dispositions charges or powers of or in relation to the Trust Fund and the income thereof or any part or parts thereof respectively as an absolute owner could lawfully make of or confer in relation to any property belonging to him beneficially (regard being had to the law relating to remoteness and perpetuities)

(2) Without prejudice to the generality of the powers conferred by sub-clause (1) the Trustee may in exercise of those powers direct that the whole or any part or parts of the capital of the Trust Fund shall be paid or transferred to the trustee for the time being of any trust established or existing in any part of the world under which any one or more of the Beneficiaries are interested and under which no person who is not a Beneficiary is would or might become beneficiaries or able to benefit under or by virtue of such other trust in any circumstances if the Trustee considers such payment or transfer to be for the benefit of such one or more of the Beneficiaries

(3) No exercise of the powers conferred by this clause shall invalidate any prior payment or application of the Trust Fund or the income thereof or any parts or part thereof respectively made under any other power conferred by this Deed or by law

6.    Discretionary trusts of capital and income in default of appointment

In default of and until and subject to any and every appointment made in exercise of the powers conferred by clause 5 the Trustee shall during the Trust Period pay or apply the income of the Trust Fund and may pay or apply the capital of the Trust Fund to or for the benefit of all or any one or more exclusively of the others or other of the Beneficiaries for the time being in existence in such shares in such manner and on such terms and conditions (if any) as the Trustee shall from time to time think fit PROVIDED that:-

(1) no such payment or application shall give the Beneficiary to whom or for whose benefit it is made any right to enjoy any future income of the Trust Fund or to the capital of the Trust Fund

(2) the Trustee may pay any capital or income to any person to be applied for any purposes hereby authorised without itself being bound to see to the actual application thereof and may delegate to any person and to any extent the exercise of the discretionary trust contained in this clause

(3) the Trustee may (notwithstanding the discretionary trust contained in this clause) during the Trust Period if it thinks fit from time to time accumulate the whole or any part of the income of the Trust Fund by investing the same and the resulting income thereof in any manner authorised by this Deed and adding the accumulations to the capital of the Trust Fund

7.    Default trust

In default of and subject to any and every exercise of the powers conferred by the preceding clauses the Trust Fund and the income thereof shall at the end of the Trust Period be held UPON TRUST for such of the Employees as shall be living at the end of the Trust Period and if more than one in equal shares

8.    Ultimate default trust

(1) Subject to all the trusts powers and provisions of this Deed and if and so far as (for any reason) not wholly disposed of thereby the Trust Fund and the income thereof shall be held UPON TRUST for Save the Children Fund (registered charity No. 213890)

(2) The receipt of the person who purports to be the treasurer or other duly authorised officer of Save the Children Fund for any payment or application of the Trust Fund or the income thereof made by the Trustee in accordance with this clause shall be a complete discharge to the Trustee who shall not be concerned as to the further application of such capital or income

9.    Acquisition and Disposal of Shares

(1) The Trustee may apply such part of the Trust Fund as it thinks fit in the purchase or acquisition of Shares but in the event that the Committee is in existence at the time it shall only do so after consultation with the Committee

2) The Trustee may sell any Share for the time being comprised in the Trust Fund to any Beneficiary at such price as it thinks fit

(3) If the Committee is in existence at the time the Trustee shall not sell mortgage charge pledge grant options over or otherwise dispose of Shares for the time being comprised in the Trust Fund without previously consulting the Committee provided that if the Committee were consulted on the grant of an option or other award relating to Shares to a Beneficiary the Trustee need not consult the Committee prior to transferring the Shares in satisfaction of the option or other award

10.   Awards and Options

(1) The Trustee may acquire Shares from or transfer Shares to any of the Beneficiaries or hold Shares on behalf of any Beneficiary after consideration of the recommendations of the Committee with regard to Beneficiaries

(2) The Trustee may grant options to any of the Beneficiaries to purchase any property comprised in the Trust Fund on such terms and conditions as the Trustee thinks fit

(3) The Trustee may agree with the Company that if the Company shall at any time by notice in writing direct the Trustee to transfer to any Beneficiary any number of shares in respect of which such Beneficiary shall have exercised an option granted under a share option scheme adopted by such member of the Company in consideration of the payment to the Trustee of the price at which such shares may be acquired by the exercise of such option the Trustee will (to the extent that such shares shall be comprised in the Trust Fund) transfer to such Beneficiary such shares in consideration of the payment to the Trustee of such price

11.   Waiver of dividends

The Trustee shall waive or otherwise forgo any dividends to be paid at any time on any Shares for the time being comprised in the Trust Fund (and any shares replacing them following an exchange of shares on the acquisition of the Company) if the rate at which such dividend is to be paid is more than 0.001p per share unless and to the extent that the Trustee is otherwise directed by the Company

12.   Recommendations of the Committee

The Trustee may consider but shall be under no obligation to comply with any recommendation made to it by the Committee about the way in which it should exercise any power authority or discretion conferred on it by this Deed or by law if the Trustee is not required by any provision of this Deed to obtain the written consent of the Committee before exercising it

13.   Administrative provisions

The Trustee shall in addition and without prejudice to all statutory powers authorities discretions and immunities have the powers authorities discretions and immunities set out in Schedule 2

14.   Indemnity from the Company

The Company hereby covenants that it will at all times keep the Trustee and each of them and their respective personal representatives and estates and the members of the Committee and each of them and their respective personal representatives and estates saved harmless and indemnified against any costs expenses or liabilities whatever for which they shall as trustees hereof or as members of the Committee be or become liable by virtue of any act omission event or thing whatever unless such costs expenses or liabilities shall be attributable to the fraud, wilful misconduct or gross negligence of the Trustee or of the member of the Committee whom it is sought to make liable save in each such case to the extent that the Trustee is authorised by this Deed or by law to discharge such costs expenses or liability from the capital or income of the Trust Fund

15.   Number of Trustees and appointment and removal of Trustee

(1) The minimum number of Trustees of this Deed (or of any part of the Trust Fund in respect of which a separate set of trustees has been appointed) shall be:-

      (a)  a corporate trustee resident in any part of the world; or

      (b)  two individuals

(2) If the number of Trustees is reduced below the minimum number the surviving or continuing Trustee may exercise the powers authorities and discretions conferred hereby or by law on the Trustee with the consent in writing of the Committee (if it be in existence at the time) until the appointment of an additional trustee or additional trustees to act jointly with such surviving or continuing Trustee

(3) The statutory power of appointing new or additional trustees as modified by this clause shall apply to this Deed and shall be exercisable by the Company but if the Committee is in existence at the time may only be exercised with the consent in writing of the Committee

(4) The statutory power of appointing new or additional trustees shall be modified as follows:-

      (a) where new or additional trustees are appointed for the whole or any part of the Trust Fund the new or additional trustees may include any person notwithstanding that such person may be resident domiciled carrying on business or (if a body corporate) incorporated outside the United Kingdom

      (b)  the statutory   power  of  appointing  new  trustees  shall  not  be
           exercisable by reason only that a trustee remains out of the United Kingdom for more than twelve months

      (c) the statutory power of appointing additional trustees shall be exercisable notwithstanding that one of the trustees for the time being is a trust corporation

(5) The Company may by deed remove any person from the office of Trustee but in the event that the Committee is in existence at the time it shall only do so with the consent in writing of the Committee provided that if after such removal there would be less than the minimum number of Trustees the Company shall at the same time appoint an additional trustee or additional trustees in accordance with sub-clauses (3) and (4)

16.   Trustees' proceedings

The Trustees (if more than one) may meet together and may make such regulations for the conduct of their business as they think fit

17.   The Committee

(1) The first member or members of the Committee shall be the person or persons nominated by notice in writing given by the Company to the Trustee

(2) Other persons may become members of the Committee on nomination by notice in writing to the Trustee and the Company of:-

      (a) the member or if there shall be more than one member the majority of the members for the time being of the Committee; or

      (b)  the Company if there shall be no such member or members

(3)  A person shall cease to be a member of the Committee:-

      (a) if he gives not less than fourteen days' notice in writing to the Company the other members of the Committee and the Trustee that he wishes to retire therefrom;

      (b) immediately if he is asked in writing to resign by all the other members of the Committee;

      (c) immediately if he becomes prohibited by law from being a director of any company;

      (d) immediately if he becomes bankrupt or makes any arrangement or composition withhis creditors;

      (e) immediately if he is or may be suffering from any mental disorder and an order is made by a court having jurisdiction (whether in the Island of Guernsey or elsewhere) in matters concerning mental disorder for his detention or the appointment of a receiver or a curator bonis or other person to exercise powers in respect of his property or his affairs

(4) The Company and the members of the Committee shall promptly notify each other and the Trustee in writing of any change in the membership of the Committee and the Trustee may rely on such notification without further enquiry

(5) Any notice required to be given hereunder by the Trustee to the Committee shall be given to any member for the time being thereof at the registered office of the Company or at such other address as may from time to time be notified in writing to the Trustee by the Committee

(6) Any notice given by the Committee to the Trustee shall be given to the Trustee at the address specified at the beginning of this Deed or at such other address as may from time to time be notified in writing to the Committee by the Trustee

(7) The members of the Committee shall be entitled to be remunerated by the Trustee from the capital or income of the Trust Fund for the services provided by them hereunder at such rate as shall be determined by the Trustee from time to time

(8)  One person may constitute the Committee

(9) The Committee may make such regulations for the conduct of their business as they shall think fit

(10) The Trustee may rely without further enquiry on any certificate signed by a member of the Committee as to the decision of the Committee and any decision so certified shall be deemed to be validly made

(11) All acts done by the Committee or by any person acting as a member of the Committee shall notwithstanding that it be afterwards discovered there was a defect in the appointment of any member of the Committee or if any of them were disqualified from holding office or had vacated office or were not entitled to participate in making any decision of the Committee be as valid as if every such person had been duly appointed and was qualified and had continued to be a member of the Committee and had been entitled to participate in making such decision

18.   Proper law and administrative forum

(1) The proper law of this Deed shall be that of the England and Wales and all rights under this Deed and its construction and effect shall be subject to the jurisdiction of and construed according to the law of the England and Wales

(2) The courts of the England and Wales shall be the forum for the administration of these trusts

(3) Notwithstanding the provisions of sub-clauses (1) and (2) but subject to the provisions of sub-clause (4):-

      (b) the Trustees may (regard being had to the law relating to remoteness) carry on the general administration of these trusts in any jurisdiction in the world whether or not such jurisdiction is for the time being the proper law of this Deed or the courts of such jurisdiction are for the time being the forum for the administration of these trusts and whether or not the Trustees or any of them are for the time being resident or domiciled in or otherwise connected with such jurisdiction

      (b) the Trustees may at any time declare in writing that from the date of such declaration the proper law of this Deed shall be that of any specified jurisdiction (not being a jurisdiction under the law of which this Deed would be capable of revocation) and that all rights under this Deed and its construction and effect shall be subject to and construed according to the law of that jurisdiction

      (c) the Trustees may at any time declare in writing from the date of such declaration the forum for the administration of these trusts shall be the courts of any specified jurisdiction

(4) The powers conferred on the Trustees by sub-clause (3) shall not be exercisable if and in so far as such exercise would:-

      (a) result in any change in the persons who are beneficially interested hereunder or make it possible for any person thereafter to become beneficially interested hereunder who could not have done so but for the declaration or make it impossible for any person hereafter to become beneficially interested hereunder who could have done so but for the declaration or

      (b) render any of the trusts powers or provisions of this Deed void for remoteness or any other reason but otherwise shall have effect according to the exercise hereof

19.   Restrictions on powers

Notwithstanding anything contained or implied in this Deed none of the powers authorities or discretions conferred by this Deed or by law on the Trustee or on any other person shall at any time or in any circumstances be exercisable in any manner so as directly or indirectly:-

(1) to cause any part of the capital or income of the Trust Fund to become payable or applicable for the benefit of any member of the Group or of any associated company or any of its subsidiaries or

(2) to prevent this Trust from qualifying as an employees' share scheme within the meaning of section 743 of the Companies Act 1985 or section 86 of the Inheritance Tax Act 1984 from applying to the trusts declared in this Deed from the date hereof

(3) to authorise the Trustee to carry on any activity which is prohibited by the Financial Services Act 1986 or any rules or regulations made thereunder

20.   Amendment

The Company and the Trustee may at any time from time to time by a deed supplemental hereto modify or amend the provisions of this Deed provided that no such purported amendment shall be effective if as a result:-

      (1) this Trust would cease to be an employees' share scheme within the definition contained in Section 743 of the Companies Act 1985; or

      (2) this Trust would cease to be a trust which satisfies the conditions set out in Section 86 of the Inheritance Tax Act 1984 (trusts for benefit of employees); or

      (3) the trust period would extend beyond the perpetuity period specified in this Deed.

21.   Headings

The headings are included for reference only and do not affect the interpretation of this Deed

22.   Execution

This Deed may be executed in two or more parts or copies and execution by each of the parties by one or more such parts or copies will constitute due execution of this Deed

IN WITNESS whereof this document has been executed as a deed and delivered on the day and year first above written

                                   SCHEDULE 1
                             The original Trust Fund

44,750 (forty-four thousand seven hundred and fifty pounds)

                                   SCHEDULE 2
                            Administrative Provisions

1.    Power of investment

(1) Any moneys to be invested may be applied in the purchase or acquisition of such shares stock funds securities land buildings chattels or other property of whatever nature and wherever situate and whether involving liabilities or producing income or not or in making such loans with or without such security as the Trustee thinks fit so that the Trustee shall have the same powers in all respects as if it were the absolute owner beneficially entitled

(2) The acquisition of any reversionary interest any policy of insurance of whatever nature any annuity security or other investments not producing income or of a wasting nature (or for any other reason not within the meaning of the word "investment" strictly construed) shall be deemed to be an authorised investment of trust moneys if the Trustee considers the same to be for the benefit of any one or more of the persons beneficially interested in this Deed

(3) When any such reversionary interest policy annuity security or investment as is described in sub-paragraph (2) or when any other security or investment is sold with the right to receive the dividend or interest accrued or accruing no part of any accretion to the value or of any premium bonus or other sum which accrues or is payable when the same falls into possession or is redeemed or matures or on repayment of the capital moneys so secured or when any sale or disposal is made shall be apportionable to or be treated as income

(4) The Trustee may exchange property for other property of a like or different nature and for such consideration and on such conditions as they think fit

2.    Power to enter into agreements

The Trustees may enter into any agreement with the Company or any Subsidiary or any associated company or any third party not connected herewith and may enter into any agreement with any Beneficiary as it shall in its discretion determine.

3.    No requirement to diversify investments

The Trustee may invest the Trust Fund and keep it invested at any time in the Shares whether or not the Shares would then be regarded as a proper investment of the Trust Fund and shall not be required to diversify the investment of the Trust Fund or be liable for the consequences of investing or keeping the Trust Fund invested in or in the shares or obligations of a single business company or firm or in one asset or in one type of asset

4.    No requirement to invest in income producing investments

No person beneficially interested in this Deed shall be entitled:-

(1) to compel the sale or other realisation of any property which does not produce income

(2) to require the distribution of any dividend by any company in which the Trust Fund or any part of it is invested

(3) to require the Trustee to exercise any powers it may have of compelling such distribution

(4) to insist on the investment of any part of the Trust Fund in property which produces income

5.    Power to lend

The Trustee may lend money or property forming part of the Trust Fund to any one or more of the persons beneficially interested in this Deed either free of interest or on such terms as to payment of interest and generally as the Trustee thinks fit

6.    Power to borrow

The Trustee may borrow and raise money either without security or on the security of the Trust Fund or any part of it for any purpose (including the investment of the moneys so raised as part of the Trust Fund) and may mortgage charge or pledge the Trust Fund or any part of it as security for any moneys so raised and may decide whether any interest which may be payable as a result of the exercise of this power shall be paid out of the capital or income of the Trust Fund or such part of the Trust Fund and may guarantee the payment of money and the performance of obligations in respect of borrowings by any company fully or partly owned by the Trustee and in connection with such guarantees may enter into such indemnities and such mortgages charges or pledges of the Trust Fund or any part of the Trust Fund as the Trustee thinks fit

7.    Power to give guarantees

The Trustee may guarantee the payment of money and the performance of obligations in respect of any existing or future borrowings by any person beneficially interested in this Deed from third parties or guarantees indemnities or other commitments of like nature given to third parties by any such person and (without prejudice to the generality of this paragraph) the Trustee may mortgage charge or pledge the Trust Fund or any part of it in support of any such guarantee given by the Trustee and may enter into such indemnities as the Trustee thinks fit in connection with any such guarantee

8.    Power to enter into put and call options

The Trustee may enter into put and call option arrangements and invest the Trust Fund in the acquisition of property pursuant to such put and call option arrangements even if the price payable under any such arrangements differs from the market price for the time being of the property acquired thereunder and notwithstanding that the same may result in a loss to the Trust Fund and may make any ancillary agreement with any person in connection with such put call option arrangements

9.    Powers in relation to real property

When the Trust Fund includes any real or immovable property (in this paragraph referred to as "the land"):-

(1) The Trustee may lease all or any part of the land for any purpose (whether involving waste or not) and for any term and either wholly or partly in consideration of a rent (whether fixed or variable) fine or premium or the erection improvement or repair or any agreement to erect improve or repair buildings or other structures on the land and may accept (with or without consideration) the surrender of any lease of all or any part of the land

(2) The Trustee may in executing any trust for sale or power of sale sell all or any part of the land either wholly or partly in consideration of an annual sum payable either in perpetuity or for any term and being either reserved out of the land sold or secured in such manner as the Trustee thinks fit

(3) The Trustee may in executing any trust for sale power of sale or power of leasing:-

      (a) sell or lease all or any part of the land and divide the land horizontally vertically or in any other way

      (b) sell lease except or reserve any easement right or privilege over all or any part of the land

      (c) sell lease except or reserve any timber or mines or minerals on or in or under all or any part of the land together with any easement right or privilege of cutting or working and carrying away the same or otherwise incidental to or connected with forestry or mining purposes

      (d) impose and make binding for the benefit of all or any part of the land sold or leased any restriction or stipulation as to user or otherwise affecting all or any part of the land retained

      (e) accept in exchange for all or any part of the land to be sold or leased (either with or without any money paid or received for equality of exchange) any other real or immovable property or any lease

      (f) enter into any contract or grant any option for the sale or leasing of all or any part of the land or for the exercise by the Trustee of any of the powers conferred by this paragraph

(4) The Trustee shall not be bound to see to nor be liable or accountable for omitting or neglecting to see to the maintenance or repair of the land or of any building or other structure on the land or to the payment of any outgoings relating to the land or such building or other structure but may maintain or repair the same in such manner and to such extent as the Trustee thinks fit

(5) The Trustee may expend moneys altering improving or developing the land or any building or other structure on the land (including erecting enlarging demolishing or rebuilding the same) in such manner and to such extent as it thinks fit

10.   Powers in relation to chattels

When the Trust Fund includes any chattels (in this paragraph referred to as "the chattels"):-

(1) The Trustee may sell lease hire deposit store or otherwise deal with the chattels on such terms as it thinks fit

(2) The Trustee shall not be bound to see to nor be liable or accountable for omitting or neglecting to see to the safe custody maintenance or repair of the chattels but may see to the safe custody maintenance or repair of the chattels in such manner and to such extent as it thinks fit

11.   Power to permit occupation of property and enjoyment of chattels

The Trustee may permit any person beneficially interested in this Deed to occupy or reside in any real or immovable property or to have the enjoyment and use of any chattels or other movable property which or the proceeds of sale of which are comprised in the Trust Fund on such terms as to payment of rent rates taxes and other expenses and outgoings and as to insurance repair and decoration and generally on such terms as the Trustee thinks fit

12.   Power to insure property

The Trustee may insure any property comprised in the Trust Fund against any loss or damage from any risk for any amount and may pay the premiums in respect of such insurance out of the capital or income of the Trust Fund as the Trustee thinks fit provided that the Trustee shall not be bound to see to nor be liable or accountable for omitting or neglecting to see to such insurance or for the adequacy of such insurance

13.   Powers in relation to life insurance policies

The Trustee may apply any part of the capital of the Trust Fund in effecting acquiring or maintaining any policy of insurance (in this paragraph referred to as "the policy") on the life of any person (whether term endowment whole life or accident) and the Trustee may:-

(1)   borrow on the security of the policy for any purpose

(2) convert the policy into a fully paid-up policy for a reduced sum insured free from payment of future premiums

(3) surrender wholly or partially the policy or any bonus attaching to the policy for its cash surrender value

(4)   sell the policy on such terms as the Trustee thinks fit

(5) exercise the powers conferred by the policy or with the consent of the insurer alter the amount or occasion of the payment of the sum insured or increase or decrease the amount of the premiums (if any) payable under the policy or alter the period during which the premiums are payable and do any of these things notwithstanding that the sum insured may be reduced

14.   Power to trade

(1) The Trustee may trade or take part in any venture in the nature of trade either alone or with any other person and whether or not by way of
partnership   (limited  or  general)  and  for  these  purposes  may  make  such arrangements as it thinks fit

(2) Any power vested in the Trustee under this Deed shall (where applicable) extend to any arrangements in connection with any such trade or venture and (without prejudice to the generality of such powers) the powers of the Trustee of borrowing and charging shall extend to any borrowing arrangements made in connection with such trade or venture and whether made severally or jointly with others or with unequal liability and the Trustee shall be entitled to be fully indemnified out of the Trust Fund against all personal liability to which it may become in any manner subject in connection with any such trade or venture

15.   Power to promote companies

The Trustee may (without prejudice to the generality of its powers of investment) promote or incorporate or join with any other person in promoting or incorporating any company or subscribe for or acquire any of the shares stock debentures debenture stock or loan capital of any company with a view to or in consideration of:-

(1) the establishment and carrying on by the company of a business of any kind which the Trustee is authorised to carry on itself and the acquisition of any assets comprised in the Trust Fund which may be required for the purposes of such business

(2) the acquisition by the company of any assets and the undertaking of any business being carried on by the Trustee under the power conferred by paragraph 14

(3) the acquisition by the company of any of the assets comprised in the Trust Fund to be held as investments of the company

16.   Power to enter into any compromise or arrangement relating to companies

The Trustee may enter into any compromise or arrangement (whether in connection with a scheme of reconstruction amalgamation or otherwise) with respect to all or any of the rights of the Trustee as holder of shares or other securities or as creditor of any company (whether in connection with a scheme of reconstruction or amalgamation or otherwise) and may accept in or towards satisfaction of all or any of such rights such consideration as it thinks fit whether in the form of cash or options or shares or other securities of the same or of any other company or companies or in any other form

17.   Power to concur in winding up or liquidating companies

The Trustee may concur in the winding up or liquidation of any company in which it is interested as a holder of shares or other securities and may accept in satisfaction of all or any of its rights in any such winding up or liquidation a distribution in specie of the assets of any such company and may thereafter hold or carry on business with such assets either alone or with any other person

18.   No requirement to interfere in the business of companies

The Trustee shall not be bound or required to interfere in the management or conduct of the business of any company in which the Trust Fund or any part of it is invested even if shares carrying the control of the company are comprised in the Trust Fund and so long as the Trustee shall have no actual notice of any act of dishonesty or misappropriation of moneys by any of the directors of the company the Trustee may leave the conduct of its business (including the payment or non-payment of dividends) wholly to the directors

19.   Acceptance of receipts from parent or guardian of minor beneficiaries

If any part of the capital or income of the Trust Fund shall be payable to or applicable for the benefit of a minor the Trustee may pay such capital or income to such minor or to a parent or guardian of that minor without being obliged to enquire whether such guardian has any right to the care and control of such minor and the receipt of the parent or guardian for such payment shall be a complete discharge to the Trustee who shall not be concerned as to the further application of such capital or income

20.   Exclusion of apportionment

The statutory and equitable rules of apportionment shall not apply to this Deed and the Trustee shall treat all dividends and other income payments received by it (and which would otherwise be apportionable) as income at the date of receipt irrespective of the period for which the dividend or other income is payable

21.   Power to appropriate

The Trustee may allot appropriate partition or apportion (either expressly or by implication) any property which is for the time being subject to the trusts of this Deed in or towards the satisfaction of any share or interest (including any share or interest of the Trustee) in the capital or income of the Trust Fund in such manner as the Trustee (without the necessity of obtaining any consent) considers just according to the respective rights of the persons interested

22.   Power to employ agents

The Trustee may instead of acting personally employ and pay at the expense of the capital or income of the Trust Fund any accountants attorneys banks brokers solicitors trust companies or other agents without being responsible for the default of any agent if employed in good faith to transact any business or act as nominee or do any act in the execution of the trusts of this Deed including (without prejudice to the generality of this paragraph) the receipt and payment of moneys and the execution of documents

23.   Power to employ nominees

The Trustee may invest or hold or allow to remain in the name or under the control (if more than one) of one or more of the Trustees or of any other person or corporation or partnership as nominee of the Trustee the whole or any part of the Trust Fund on such terms and conditions as the Trustee thinks fit

24.   Power to give proxies and powers of attorney

The Trustee may appoint as its proxies and give powers of attorney to any one or more of the Trustees or any other person (with or without power of substitution) for voting or acting on behalf of the Trustee in relation to any property forming part of the Trust Fund

25.   Power to keep deeds in any part of the world

The Trustee may keep the deeds and other documents relating to this Deed and the deeds and documents of title to the whole or any part of the Trust Fund in any part of the world as the Trustee thinks fit

26.   Power to delegate management of investments

(1) The Trustee may engage the services of any person or partnership (in this paragraph referred to as "the investment adviser") to advise the Trustee on the investment of the whole or any part of the Trust Fund and the Trustee may without being liable for any consequent loss delegate to the investment adviser discretion to manage the investments in the whole or any part of the Trust Fund within the limits and for the period stipulated by the Trustee and the Trustee may settle the terms and conditions for the remuneration of the investment adviser and the reimbursement of the expenses of the investment adviser

(2) The Trustee shall not be bound to enquire into nor be in any manner responsible for any changes in the legal status of the investment adviser

(3) The Trustee shall not be liable for any action taken pursuant to or for following the advice of the investment adviser however communicated

27.   Power to delegate operation of bank accounts

The Trustee may delegate to any person the operation of any bank building society or other account

28.   Power to delegate generally

Any Trustee may (notwithstanding any rule of law to the contrary and without prejudice to the generality of the other powers conferred by this Deed) by deed revocable or irrevocable delegate to any person (including in cases where there is more than one trustee to any other or others of the Trustee) the exercise of all or any trusts powers and discretions conferred on such Trustee (other than the power of delegation conferred by this paragraph) notwithstanding the fiduciary nature of such trusts powers and discretions

29.   Power to give indemnities

(1) The Trustee may enter into any indemnity in favour of any former trustee or any other person in respect of any fiscal imposition or other liability of any nature relating to this Deed or to the Trust Fund or the income thereof and may charge or deposit the whole or any part of the Trust Fund as security for any such indemnity in such manner as the Trustee thinks fit

(2) The Trustee may give any indemnity warranty guarantee undertaking or covenant or enter into any agreement as it thinks fit relating to the transfer or sale of a business or shares in a company owned or held by the Trustee in favour of any transferee purchaser or other relevant party and including any limitation or restriction on value or otherwise as the Trustee thinks fit

30.   Power to audit accounts

The Trustee may cause the accounts of this Deed to be examined or audited from time to time and at such intervals as it thinks fit by such persons as it shall decide and may pay the cost of such examination or audit out of the capital or income of the Trust Fund

31.   Power to audit company accounts

The Trustee may cause the accounts of any company which is wholly owned by the Trustee to be audited from time to time and at such intervals as it thinks fit by such persons as it shall decide (whether or not such audit is required by the law of such company's residence) and may pay the cost of such audit out of the capital or income of the Trust Fund

32.   Power to pay duties and taxes

In the event of any duties fees taxes or other fiscal impositions becoming payable in any part of the world in respect of the Trust Fund or any part of it on the death of any person who has at any time transferred property to the Trustee to be held by it as part of the Trust Fund or of any person beneficially interested in this Deed or in any other circumstances the Trustee may pay all such duties fees taxes or other fiscal impositions out of the capital or income of the Trust Fund and may decide the time and manner in which such duties fees taxes or other fiscal impositions shall be paid and so that the Trustee may pay such duties fees taxes or other fiscal impositions notwithstanding that the same shall not be recoverable from the Trustee or any person beneficially interested in this Deed or that the payment shall not be to the advantage of any person beneficially interested in this Deed

33.   Trustee's powers authorities and discretions exercisable without liability

Every power authority or discretion conferred on the Trustee by this Deed or by law shall be an absolute and uncontrolled power authority or discretion and no Trustee shall be liable for any loss or damage occurring as a result of its agreement or refusal or failure to agree to any exercise of such power authority or discretion

34.   Protection of the Trustee in respect of distributions

The Trustee may distribute the capital and income of the Trust Fund without having ascertained that there is not any person whose parents were not married to each other at the time of his birth or who claims through such a person who is or may be beneficially interested in this Deed and the Trustee shall not be liable to any such person of whose existence it had no notice at the time of such distribution or who claims through such a person

35.   Protection of the Trustee generally

No Trustee shall be liable for any loss to the Trust Fund arising by reason of:-

(1)   any unauthorised investment made in good faith

(2) the negligence or fraud of any agent employed by such Trustee or by any of the Trustees even if the employment of such agent was not strictly necessary or expedient

(3) any mistake or omission made in good faith by such Trustee or by any of the Trustees or

(4) any other matter or thing except fraud, wilful misconduct or gross negligence of such Trustee and in particular (without prejudice to the generality of this paragraph) no Trustee shall be bound to take any proceedings against a co-trustee or former trustee or his personal representatives for any breach or alleged breach of trust committed or suffered by such co-trustee or former trustee

36.   Power to vary administrative provisions

When in the management or administration of the Trust Fund any sale lease mortgage surrender release or other disposition or any purchase investment acquisition expenditure or other transaction is in the opinion of the Trustee expedient but the same cannot be effected by reason of the absence of any power for that purpose conferred on the Trustee by this Deed or by law the Trustee may by deed confer on itself either generally or in any particular instance the necessary power for the purpose provided that if the Committee is in existence at the time the Trustee shall only do so with the consent in writing of the Committee and on the execution of any such deed the Trustee shall have such power as if it had been expressly conferred on it by this Deed

37.   Release of powers

The Trustee may by deed or deeds (and so as to bind successive trustees of this Deed) release or restrict the future exercise of all or any of the powers conferred on it by this Deed or by law either wholly or to the extent specified in any such deed notwithstanding the fiduciary nature of such powers provided that if the Committee is in existence at the time the Trustee shall only do so with the consent in writing of the Committee

38.   Duration of powers

Every power authority or discretion conferred on the Trustee or on any other person by this Deed shall (notwithstanding anything to the contrary expressed or implied in this Deed) only be exercisable during such period (whether definite or indefinite) as in the case of the particular power authority or discretion the law may allow

39.   Power to receive remuneration

Any Trustee and any director or other officer of any company which is a Trustee may be employed and remunerated as a director or other officer or employee or as agent or adviser of any business company or firm in any way connected with the Trust Fund and may retain (without being liable to account therefor) any remuneration fees or profits received by him in any such capacity notwithstanding that his employment may have been obtained or may be held or retained by means or by reason of his position as one of the Trustees or as the director or other officer of any company which is a Trustee or of any shares stock property rights or powers whatever belonging to or connected with the Trust Fund

40.   Power to retain commission

Any Trustee may retain (without being liable to account therefor) any commission received by him or his firm for any transaction carried out for the Trustee for which he or his firm is in the normal course of business allowed commission notwithstanding that the receipt of such commission was procured by an exercise by him or the Trustee of the powers conferred by this Deed or by law

41.   Power to exercise powers notwithstanding personal interest

Any Trustee may exercise or concur in exercising all powers and discretions conferred on him by this Deed or by law notwithstanding that he has a personal interest in the mode or result of any such exercise but any Trustee may nevertheless abstain from acting except as a merely formal party in any matter in which he may be so personally interested and may allow his co-trustees (being at least two in number or a trust corporation) to act alone in relation to such matter

42.   Power to permit self-dealing

Any Trustee may purchase or acquire from or sell or let to the Trustee any property liable to be sold let disposed of or acquired or purchased under the powers conferred by this Deed or by law at such price or rent and upon such terms as the Trustee thinks fit without being liable to account for any profit provided that:-

(1) no purchase by a Trustee under this power shall be made at a price less than the market value of the property purchased at the date of such purchase

(2) no sale by a Trustee under this power shall be made at a price greater than the market value of the property sold at the date of such sale

(3) no lease to a Trustee under this power shall be granted at a rent less than the market rent of the property let at the date of such lease

(4) no lease by a Trustee under this power shall be granted at a rent greater than the market rent of the property let at the date of such lease but so that the Trustees other than the Trustee so purchasing selling or leasing shall be entitled to determine the market value or the market rent of any property for the purposes of this paragraph

43.   Professional trustee charging power

Any Trustee who is an individual engaged in any profession or business shall be entitled to charge and be paid all usual professional or other proper charges for business transacted time expended and acts done by him or his firm or any partner of his in connection with this Deed including acts which a trustee not being in any profession or business could have done personally

44.   Corporate trustee charging power

Any corporate trustee shall be entitled in addition to reimbursement from the capital or income of the Trust Fund of its proper expenses to remuneration from the capital or income of the Trust Fund for its services in accordance with such corporation's terms and conditions for trust business in force from time to time and may act by its proper officers in the discharge of its duties as such trustee and in the exercise of the powers and discretions conferred by this Deed or by law

SIGNED as a DEED by SERIF           )
(EUROPE) LIMITED                    )
acting by                           )
and                                 )


                                           /s/Peter Beedham
                                           -----------------------------------
                                           Director


                                           /s/Gwyn Jones
                                           -----------------------------------
                                           Director



SIGNED as a DEED and DELIVERED       )
by BARRY CINNAMON                    )     /s/Barry A. Cinnamon
before                               )     -----------------------------------


/s/Neil M. Kaufman
------------------------------
Witness

Address

2556 Elderbery Road
North Bellmore, New York U.S.A. 11710


Attorney
------------------------------
Occupation


SIGNED as a DEED and DELIVERED       )
by MARK LEININGER                    )     /s/Mark E. Leininger
before                               )     -----------------------------------


/s/Neil M. Kaufman
------------------------------
Witness

Address

2556 Elderbery Road
North Bellmore, New York U.S.A. 11710


Attorney
------------------------------
Occupation

CONTENTS
Clauses

1     Name of Trust
2     Definitions and interpretation
3     Employees' share scheme
4     Trust for sale
5     Power of appointment
6     Discretionary trusts of capital and income in default of appointment
7     Default trust
8     Ultimate default trust
9     Acquisition and disposal of Shares
10    Awards and Options
11    Waiver of dividends
12    Recommendations of the Committee
13    Administrative provisions
14    Indemnity from the Company
15    Appointment and removal of Trustee
16    Trustee' proceedings
17    The Committee
18    Proper law and administrative forum
19    Restrictions on powers
20    Termination
21    Amendment
22    Headings
23    Execution

SCHEDULE 1
The original Trust Fund

SCHEDULE 2

Administrative provisions

1     Power of investment
2     Power to enter into agreements
3     No requirement to diversify investment
4     No requirement to invest in income producing investments
5     Power to lend
6     Power to borrow
7     Power to give guarantees
8     Power to enter into put and call options
9     Powers in relation to real property
10    Powers in relation to chattels
11    Power to permit occupation of property and enjoyment of chattels
12    Power to insure property
13    Powers in relation to life insurance policies
14    Power to trade
15    Power to promote companies
16    Power to enter into any compromise or arrangement relating to companies
17    Power to concur in winding up or liquidating companies
18    No requirement to interfere in the business of companies
19    Acceptance of receipts from parent or guardian of minor beneficiaries
20    Exclusion of apportionment
21    Power to appropriate
22    Power to employ agents
23    Power to employ nominees
24    Power to give proxies and powers of attorney
25    Power to keep deeds in any part of the world
26    Power to delegate management of investments
27    Power to delegate operation of bank accounts
28    Power to delegate generally
29    Power to give indemnities
30    Power to audit accounts
31    Power to audit company accounts
32    Power to pay duties and taxes
33    Trustee' powers authorities and discretions exercisable without liability
34    Protection of the Trustee in respect of distributions
35    Protection of the Trustee generally
36    Power to vary administrative provisions
37    Release of powers
38    Duration of powers
39    Power to receive remuneration
40    Power to retain commission
41    Power to exercise powers notwithstanding personal interest
42    Power to permit self-dealing
43    Professional trustee charging power
44    Corporate trustee charging power
45    Power to Amend